As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Sigma Labs, Inc.
3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark K. Ruport

Chief Executive Officer

Sigma Labs, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Darren T. Freedman

David L. Ficksman

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value		(1)					—
Preferred Stock, $0.001 par value		(1)					—
Debt Securities		(1)					—
Warrants		(1)					—
Units		(1)					—
Sub-Total					$50,000,000	(2)	$5,455
Common Stock, $0.001 par value	46,887 Shares	(3)	$10.80	(4)	$506,380		$55.25	(5)
Common Stock, $0.001 par value	42,024 Shares	(3)	$16.10	(4)	$676,586		$73.82	(5)
Total					$51,182,966	(2)	$5,584.07	(6)

(1)	The securities referred to by this note (1) may be sold separately, together with other securities referred to by this note (1), or as units consisting of a combination of such securities. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D to Form S-3 under the Securities Act of 1933, the number of common shares, preferred stock, debt securities, warrants, and units is not specified. There is being registered hereunder an indeterminate amount of common stock, preferred stock, debt securities, warrants and units of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance of the securities. However, in no event will the maximum aggregate offering price of the securities referred to by this note (1) exceed $50,000,000 or such lesser aggregate amount permitted under General Instruction I.B.6 to Form S-3 under the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered hereunder and such indeterminate number of shares of common stock and preferred stock as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	Represents shares issuable upon exercise of outstanding warrants. The warrants were sold and issued under the registration statement on Form S-3 (Reg. No. 333-225377) declared effective on June 14, 2018, and the shares issuable upon exercise of the warrants were originally offered for sale under that prior registration statement. In accordance with Rule 416, there is also being registered hereunder such indeterminate number of additional shares of common stock as may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	The price is estimated in accordance with Rule 457(g) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the exercise price of the warrants.

(5)	The registration fee with respect to these shares was previously paid as described in note (3).

(6)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, $1,450,946 of the securities registered by this registration statement consist of unsold securities previously registered under the registration statement on Form S-3 (Reg. No. 333-225377) declared effective on June 14, 2018. Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $545.74 paid with respect to such unsold securities in connection with such previous registration statement is offset against the filing fee due hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under such previous registration statement will be deemed terminated as of the date of effectiveness of this registration statement.

Pursuant to Rule 429(b) under the Act, this registration statement, upon effectiveness, also constitutes a post-effective amendment to the prior registration statement, which post-effective amendment shall become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Act. If securities previously registered under the prior registration statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the combined prospectus herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	a base prospectus relating to the primary offering of up to $50,000,000 of securities of the registrant that the registrant may offer and sell in one or more transactions utilizing the shelf registration process described in the base prospectus; and

●	A “warrants prospectus supplement” that, together with the accompanying base prospectus, covers up to 88,911 shares of common stock of the registrant issuable upon exercise of outstanding warrants of the registrant.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The prospectus supplement relating to the 88,911 shares of common stock issuable upon the exercise of outstanding warrants immediately and sequentially follows the base prospectus. The 88,911 shares of common stock that may be offered, issued and sold pursuant to that prospectus supplement are not included in the $50,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 11, 2021

PROSPECTUS

$50,000,000

SIGMA LABS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SGLB.” On June 10, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $4.30 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is approximately $47,750,934, calculated based upon 10,448,782 shares of outstanding common stock held by non-affiliates and a per share price of $4.57, the closing sale price of our common stock as reported on The NASDAQ Capital Market on June 9, 2021 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75 million. As of the date hereof, we have offered and sold securities having an aggregate market value of $14,869,899 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2021.

I

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $50,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and the related prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus, in the related prospectus supplement and in any documents incorporated by reference into this prospectus. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the related prospectus supplement or in any documents incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Sigma,” “we,” “us” and “our” refer to Sigma Labs, Inc.

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SIGMA LABS

Sigma is an 11-year-old software company that was founded by scientist-engineers composed of physicists and metallurgists then working at Los Alamos National Labs for the entrepreneurial purpose of developing sophisticated metallurgical products. Since 2016, the Company’s focus has been on solving the complex and challenging problem of how to best assure the high quality of metal parts manufactured in laser powder bed additive manufacturing machines. Sigma and many others believe that until this problem was solved, 3D manufacturing of metal parts would not be scalable enough to grow past prototyping and mature into a major industry enjoying high quality yields and cost-efficient production runs. The solution that Sigma developed to solve this problem is In-Process-Quality-Assurance (“IPQA®”) software known as PrintRite3D®.

In 2018, the Sigma team enhanced and added user features to its PrintRite3D® technology. In 2019, the Company began to productize and test PrintRite3D® on various 3D metal printers at customers’ sites through the Company’s Rapid Test and Evaluation (“RTE”) program. Upon receiving favorable responses from the various RTEs, in 2020 the Company began to aggressively market PrintRite3D®. However, the worldwide COVID-19 pandemic caused a reduction, and in some cases a freeze, in capital spending within the Company’s targeted industries and had what the Company believes to be a short-term negative impact on the Company’s expected timing of generating meaningful revenue. Despite the pandemic, the Company moved forward with its plan to market PrintRite3D® to the following industry segments: (1) global manufacturing companies with Additive Manufacturing (“AM”) initiatives; (2) 3D printer Original Equipment Manufacturers (“OEMs”) for purchases of licenses and generating fees and royalties thereafter; (3) additive manufacturing software venders for alliances and licenses for co-sales; and (4) research foundations, standards organizations and universities, all in service of Sigma’s potential for setting the industry standard of measurement by providing data and analytics as a metrics-based quality standard of metal quality for all 3D laser powder bed manufactured parts, notwithstanding the design, metal, or brand of equipment upon which parts are manufactured.

Additive Metal Manufacturing and the role and need for Sigma’s technology:

Additive Manufacturing, or 3D printing, has been among the most heavily explored manufacturing innovations in the history of modern manufacturing. The use of 3D printing technology dates back to the 1980s for polymer applications, but the ability to print functional parts from metal alloys has spurred significant interest and investment into AM over recent years. AM is now reshaping the product design process, entire supply chains, and the vast landscape of manufacturing. Engineers are embracing new design freedoms to realize valuable product performance improvements and cost efficiencies with lighter weight, better thermal management capability, better fluid mixing, customization, and/or the ability to make different structures and textures that yield better part integration.

Several significant hurdles still prevent the wider adoption of additive technologies. The lack of quality, consistency and standards are most often cited. The Company believes that the lack of technology such as PrintRite3D®, could be the last sizable barrier to the widespread industrialization of 3D metal printing. Additionally, many believe that the disruption to complex and rigid supply chains caused by COVID-19 exposed the country’s vulnerability to shortages in times of crisis. It appears that many manufacturers are devising strategies to be able to be more agile, increase their ability to manufacture mission critical parts on demand, with more customization, and closer to where the end part will be needed.

We anticipate that the enterprise adoption of the technology will accelerate in 2021, evolving over time as follows:

●	Stage 1 – International research & development organizations and universities will establish centers of excellence for Advanced Manufacturing and be a major resource for enterprises seeking to adopt best practices for AM.

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●	Stage 2 - Enterprises will start with their own R&D initiatives and select a 3D printer vendor, or vendors, that meets their requirements. During this time, they will focus on experimenting with different metal powder alloys, part structures, design guidelines, and in-process quality metrics.
●	Stage 3 – Once R&D is complete, enterprises will select one part to test and move into production, improving the process from design to production and confirming the economics and quality of the process.
●	Stage 4 – International standards will be established by organizations such as NIST, ISO, ATSM, etc., ensuring the consistency of components and processes. These standards will become increasingly important as the industry moves to full industrialization.
●	Stage 5 – As the adoption of AM accelerates, enterprises will utilize multiple 3D printers from multiple manufacturers due to printer innovations and advancements, varying production requirements, divisional preferences, etc.
●	Stage 6 – Independent standards-based, IPQA systems, such as PrintRite3D®, will be required to assure consistent quality in heterogeneous factories.

PrintRite3D® Technology and Product Family

PrintRite3D® is an interactive in-process quality assurance system that combines inspection, feedback, data collection and critical analysis. It is a platform-independent solution that can be installed as a retrofit to an existing 3D printer or requested as a factory option from select 3D printer OEMs. PrintRite3D® provides a high-fidelity, accurate system that can confidently scale to multi-laser 3D metal printers. The PrintRite3D® system discovers potential anomalies and incorporates machine learning in conjunction with developed metrics to map those metrics to the post-process data. This provides the ability to reduce post-production testing and costs, while creating a certification framework that serves the needs of end-users, printer manufacturers, and standards organizations.

The Company currently offers three versions of PrintRite3D® for Laser Bed Fusion Systems: (1) PrintRite3D® Lite which has a smaller footprint and is geared towards single-laser machines for Research and Development, or small production lots. (2) PrintRite3D® Pro, for single, dual and quad laser machines and is suited well for environments with less than 10 machines, and (3) PrintRite3D® Enterprise for plant-wide networks. PrintRite3D® Lite expands the Company’s addressable market to mid-range 3D printer manufacturers for potential OEM opportunities.

The Company announced in late 2020 PrintRite3D® for Direct Energy Deposition (“DED”), opening up another segment of the market for Sigma to sell and distribute its technology. DED is based on a laser process in which a laser beam generates a melt pool on a substrate. An additional metallic powder material is transported to the melt pool, where it becomes molten. Due to a feed movement, the molten material cools down and welding tracks are formed. By placing weld tracks side-by-side and on top of one another, a build-up is obtained. Three-dimensional structures can then be generated by depositing one layer or track at the top of another previously welded layer or track.

Distribution Methods

Sigma Labs employs a multi-channel distribution model for its IPQA products including a direct sales force, value added resellers (VARs) and 3D printer Original Equipment Manufacturers (OEMs). In 2020, the majority of the Company’s revenue was generated by direct sales in North America and Europe. VARs are currently used in Japan and India. The Company plans to extend its VAR channel outside of North America and Europe. In 2020 the Company moved aggressively to establish and extend relationships with 3D printer OEMs and expects that the percentage of the Company’s revenue coming from OEMs will increase in 2021 and beyond.

The Company markets its products through webinars, email and social media campaigns, and participation, both in person and virtually, in industry events and tradeshows. In addition, the Company collaborates with international standards organizations in the establishment of standards for AM.

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Sources and Availability of Parts and Materials

We have important relationships with several suppliers for critical components of our PrintRite3D® systems, in particular optics and data acquisition components, and development of our user interface. To-date, we have not experienced shortages of components, however, in some cases COVID-19 has resulted in increased lead times for certain parts. We manage the risk of component shortages by sourcing backup suppliers, and in the case of our user interface, hiring engineers in-house to support the ongoing development and maintenance.

Agreements with Original Equipment Manufacturers (“OEMs”)

The Company entered into distribution agreements with two international 3D printer OEMs. The Company supports the OEMs with joint marketing programs and field sales and technical support personnel to assist in the sale of its technology. It is the Company’s intent to continue to build the OEM channel through distribution relationships with other 3D printer OEMs in the future.

Competition and Sigma’s Intellectual Property Safeguards

PrintRite3D® is a third-party, agnostic In-Process Quality Assurance system designed to provide a consistent, standards-based measurement and prediction of quality across a heterogeneous collection of 3D printers. Competition is primarily from the printer OEMs who offer their own monitoring system, usually as a separately priced option to its printers. Sigma believes that the future of AM will consist of factories with various generations of printers from various manufacturers. The primary reasons that global manufacturers will have machines from various vendors is that certain machines and technologies are better suited for different applications than others. Additionally, as the industry progresses, innovation will accelerate, and new leaders will emerge. Finally, many believe that there will be a consolidation of 3D metal manufacturers and the number of vendors will decrease from approximately 50 to a much small number over the next decade. Although standards for monitoring are slowly being set by various international standards organizations, it is highly unlikely that printer OEMs will modify their monitoring systems to work with other OEMs machines. Therefore, we believe that the only way to produce parts with a consistent level of quality is with a third-party, agnostic, standards based IPQA system, such as PrintRite3D®. To the Company’s knowledge, there is no competitor currently offering an IPQA system with similar functionality which has been validated to operate across as many 3D metal printers as PrintRite3D®.

Sigma began its investigation and research into optical and thermal data collection and measurement for quality assurance and intervention approximately 7 years ago and began to develop its intellectual property protection at that time. The international IP law firm, Kilpatrick Townsend, has advised the Company on building a patent portfolio, trade secrets, trademarks, etc. and filed and prosecuted patents as the Company has grown its body of intellectual property.

Sigma Labs, Inc. Patent Portfolio
Jurisdiction	Granted	In Process	Total
US	13	14	27
PCT	-	1	1
EP	-	4	4
Germany	-	6	6
China	1	3	4
Japan	-	1	1
Korea	-	1	1
Total	14	30	44

Based upon the evidence of competitors’ claims received by Sigma to-date, it appears to us that Sigma’s solution to the quality problems of 3D metal printing is a significantly different technological approach than that of our principal known competition. It continues to appear to the Company that the intellectual property protection of PrintRite3D®’s acuity, meaningful metrics of thermal data correlated to part quality, and usability of its software accord Sigma freedom to operate with its technology and will be a significant barrier to entry to competitors attempts to pursue the technology path traveled by Sigma.

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Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

We will discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes which may include, among other things, acquiring other businesses (although we currently have no agreement to acquire any business), reducing indebtedness, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

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FINANCIAL RATIOS

If required in connection with any offer of our debt securities or shares of our preferred stock, we will provide a ratio of earnings to fixed charges or of combined fixed charges and preference dividends to earnings in the related prospectus supplement.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

●	units consisting of two or more of the securities described above.

The common stock, the preferred stock, the debt securities, the warrants and the units collectively are referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are presently authorized to issue 24,000,000 shares of $0.001 par value common stock. As of May 31, 2021, 10,493,598 shares of our common stock were outstanding, and does not include (i) a total of 854,747 shares of common stock issuable upon the exercise of outstanding options (having a weighted-average exercise price of $4.83 per share); (ii) a total of 3,987,931 shares of common stock issuable upon the exercise of outstanding warrants (having a weighted average exercise price of $6.10), (iii) a total of 62,832 shares of common stock issuable upon conversion of all of the shares of the Company’s Series D Preferred Stock based on a conversion price of $2.50; (iv) a total of 61,651 shares issuable upon the conversion of all of the shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), based on a conversion price of $10.30; (v) 14,568 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock, and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10, and (vi) 11,016 shares of our common stock reserved for issuance in connection with future awards under our 2013 equity incentive plan. The following summary of our common stock is qualified by reference to the provisions of our articles of incorporation and bylaws, which are filed as exhibits to the Form S-3 registration statement of which this prospectus is a part.

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We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

The transfer agent and registrar of our common stock is Issuer Direct Corporation. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SGLB.”

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DESCRIPTION OF PREFERRED STOCK

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

In connection with our underwritten public offering of equity securities on February 21, 2017, we created a series of Preferred Stock called “Series A Preferred Stock.” None of such shares were issued in such offering. In our April 6, 2018 private placement, we issued 1,000 shares of Series B Preferred Stock (“Series B Preferred”), which were convertible into 100,000 shares of common stock. All shares of our Series B Preferred have been converted. In our June 26, 2018 public offering of equity securities, we issued 350 shares of Series C Preferred Stock which were initially convertible into 35,000 shares of common stock. Accordingly, as of the date of this prospectus, all shares of such preferred stock have been fully converted. In connection with the private placements occurring on January 27, 2020, we created two new series of Preferred Stock: the Series D Preferred Stock and the Series E Preferred Stock. As of the date hereof, 132 shares of Series D Preferred Stock and 333.33 shares of Series E Preferred Stock are issued and outstanding.

Under the Certificate of Designations for the Series D Preferred Stock, the Series D Preferred Stock has an initial stated value of $1,000 per share (the “Stated Value”). Dividends accrue at a dividend rate of 9% per annum (subject to increase upon the occurrence (and during the continuance) of certain triggering events described therein) will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series D Preferred Shares by said amount. The holders of the Series D Preferred Shares will have the right at any time to convert all or a portion of the Series D Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at the conversion price then in effect, which is $2.50 (subject to adjustment for stock splits, dividends, recapitalizations and similar events and full ratchet price protection). In addition, a holder may at any time, alternatively, convert all, or any part, of its Series D Preferred Shares at an alternative conversion price, which equals the lower of the applicable conversion price then in effect, and the greater of (x) $1.80 and (y) 85% of the average volume weighted average price (“VWAP”) of the Common Stock for a five (5) trading day period prior to such conversion. Upon the occurrence of certain triggering events, described in the Certificate of Designations, including, but not limited to payment defaults, breaches of transaction documents, failure to maintain listing on the Nasdaq Capital Market, and other defaults set forth therein, the Series D Preferred Shares would become subject to redemption, at the option of a holder, at a 125% premium to the underlying value of the Series D Preferred Shares being redeemed.

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($1.30 above the consolidated closing bid price for the trading day prior to the execution of the Securities Purchase Agreement, dated January 27, 2020, between and the purchasers referenced therein). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

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We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:

●	the distinguishing designation of the series of preferred stock;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the series of preferred stock;

●	the provisions for a sinking fund, if any, for the series of preferred stock;

●	the provision for redemption, if applicable, of the series of preferred stock;

●	any listing of the series of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the series of preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;

●	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

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Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may offer. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities.

The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture provides that we may issue debt securities up to the principal amount that we may authorize, and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title and authorized denominations of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

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●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which the debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether the debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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●	the events of default and covenants relating to the debt securities that are in addition to, or modify or delete, those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other material terms of the debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

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Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for thirty days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

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Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for the registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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●	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of beneficial interests in the registered global security will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

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If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Securities Exchange Act of 1934, as amended, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

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Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock as set forth in the certificate of designation for such series of preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

19

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

20

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock issued by us will be traded on The Nasdaq Capital Market unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

21

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the securities offered by this prospectus. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock. Additional legal matters may be passed upon for us, or for any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2020 and December 31, 2019, and for the years then ended, which are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports and other information with the SEC. The periodic reports and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

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This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;

●	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on April 22,2021;

●	our Current Reports on Form 8-K filed with the SEC on January 12, 2021, March 30, 2021 and May 25, 2021,

●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or reports filed for the purpose of updating such description.

●	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

You may request a copy of any of these filings from us at no cost by writing or calling our Chief Executive Officer at the following address or telephone number: Sigma Labs, Inc.; 3900 Paseo del Sol, Santa Fe, New Mexico 87507; (505) 438-2576.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

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PROSPECTUS

$50,000,000

SIGMA LABS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

The date of this prospectus is           , 2021.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, June 11, 2021

PROSPECTUS SUPPLEMENT

SIGMA LABS, INC.

88,911 Shares of Common Stock

Issuable Upon Exercise of Warrants

This prospectus supplement relates to shares of our common stock issuable upon the exercise of our outstanding warrants to purchase an aggregate of 88,911 shares of our common stock. The warrants were originally issued by us as follows: (a) warrants to purchase 46,887 shares of Common stock that were issued on June 22, 2018 with an exercise price of $10.80 per share (the “June 2018 Warrants”); and (b) warrants to purchase 42,024 shares of common stock that were issued on March 13, 2019 with an exercise price of $16.10 per share (the “March 2019 Warrants”) (the June 2018 Warrants and the March 2019 Warrants are collectively referred to as the “Warrants”). The Warrants expire five years after their respective issuance dates.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SGLB.” On June 7, 2021, the last reported sale price of our common stock was $4.04 per share.

We may offer securities directly to investors or through agents, underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names and any applicable purchase prices, fees, commissions or discount arrangements will be set forth in the prospectus supplement.

An investment in our shares involves a high degree of risk. Before purchasing any shares, you should consider carefully the risks described under “Risk Factors” beginning on page B-6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is               , 2021

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, Sigma Labs, Inc. is referred to herein as “Sigma,” the “Company,” “we,” “us” and “our.”

This prospectus supplement and the accompanying prospectus relate to the offering by us of shares of our common stock issuable upon the exercise of Warrants previously issued in June 2018 and March 2019. We have an existing “shelf” Registration Statement on Form S-3, File No. 333-225377, that was declared effective on June 14, 2021 and which expires on June 14, 2021 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”). We are filing a new “shelf” Registration Statement on Form S-3, File No. 333- , of which this prospectus supplement and the accompanying prospectus form a part (the “New Registration Statement”). The common stock registered under the New Registration Statement includes shares of common stock underlying Warrants to purchase an aggregate of 88,911 shares of common stock at exercise prices ranging from $10.80 to $16.10 per share, which Warrants were previously issued by us and registered under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of the New Registration Statement. We are filing this prospectus supplement under the New Registration Statement for the sole purpose of ensuring that an effective registration statement at all times covers the exercise of such previously issued Warrants.

Before buying any shares of common stock underlying the Warrants, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock underlying the Warrants and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

B-1

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

We will discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement, including our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Reports on Form 10-Q filed subsequently with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page B-6, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and any accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Company Overview

Sigma is an 11-year-old software company that was founded by scientist-engineers composed of physicists and metallurgists then working at Los Alamos National Labs for the entrepreneurial purpose of developing sophisticated metallurgical products. Since 2016, the Company’s focus has been on solving the complex and challenging problem of how to best assure the high quality of metal parts manufactured in laser powder bed additive manufacturing machines. Sigma and many others believe that until this problem was solved, 3D manufacturing of metal parts would not be scalable enough to grow past prototyping and mature into a major industry enjoying high quality yields and cost-efficient production runs. The solution that Sigma developed to solve this problem is In-Process-Quality-Assurance (“IPQA®”) software known as PrintRite3D®.

B-2

In 2018, the Sigma team enhanced and added user features to its PrintRite3D® technology. In 2019, the Company began to productize and test PrintRite3D® on various 3D metal printers at customers’ sites through the Company’s Rapid Test and Evaluation (“RTE”) program. Upon receiving favorable responses from the various RTEs, in 2020 the Company began to aggressively market PrintRite3D®. However, the worldwide COVID-19 pandemic caused a reduction, and in some cases a freeze, in capital spending within the Company’s targeted industries and had what the Company believes to be a short-term negative impact on the Company’s expected timing of generating meaningful revenue. Despite the pandemic, the Company moved forward with its plan to market PrintRite3D® to the following industry segments: (1) global manufacturing companies with Additive Manufacturing (“AM”) initiatives; (2) 3D printer Original Equipment Manufacturers (“OEMs”) for purchases of licenses and generating fees and royalties thereafter; (3) additive manufacturing software venders for alliances and licenses for co-sales; and (4) research foundations, standards organizations and universities, all in service of Sigma’s potential for setting the industry standard of measurement by providing data and analytics as a metrics-based quality standard of metal quality for all 3D laser powder bed manufactured parts, notwithstanding the design, metal, or brand of equipment upon which parts are manufactured.

Additive Metal Manufacturing and the role and need for Sigma’s technology:

Additive Manufacturing, or 3D printing, has been among the most heavily explored manufacturing innovations in the history of modern manufacturing. The use of 3D printing technology dates back to the 1980s for polymer applications, but the ability to print functional parts from metal alloys has spurred significant interest and investment into AM over recent years. AM is now reshaping the product design process, entire supply chains, and the vast landscape of manufacturing. Engineers are embracing new design freedoms to realize valuable product performance improvements and cost efficiencies with lighter weight, better thermal management capability, better fluid mixing, customization, and/or the ability to make different structures and textures that yield better part integration.

Several significant hurdles still prevent the wider adoption of additive technologies. The lack of quality, consistency and standards are most often cited. The Company believes that the lack of technology such as PrintRite3D®, could be the last sizable barrier to the widespread industrialization of 3D metal printing. Additionally, many believe that the disruption to complex and rigid supply chains caused by COVID-19 exposed the country’s vulnerability to shortages in times of crisis. It appears that many manufacturers are devising strategies to be able to be more agile, increase their ability to manufacture mission critical parts on demand, with more customization, and closer to where the end part will be needed.

We anticipate that the enterprise adoption of the technology will accelerate in 2021, evolving over time as follows:

●	Stage 1 – International research & development organizations and universities will establish centers of excellence for Advanced Manufacturing and be a major resource for enterprises seeking to adopt best practices for AM.
●	Stage 2 - Enterprises will start with their own R&D initiatives and select a 3D printer vendor, or vendors, that meets their requirements. During this time, they will focus on experimenting with different metal powder alloys, part structures, design guidelines, and in-process quality metrics.
●	Stage 3 – Once R&D is complete, enterprises will select one part to test and move into production, improving the process from design to production and confirming the economics and quality of the process.
●	Stage 4 – International standards will be established by organizations such as NIST, ISO, ATSM, etc., ensuring the consistency of components and processes. These standards will become increasingly important as the industry moves to full industrialization.
●	Stage 5 – As the adoption of AM accelerates, enterprises will utilize multiple 3D printers from multiple manufacturers due to printer innovations and advancements, varying production requirements, divisional preferences, etc.
●	Stage 6 – Independent standards-based, IPQA systems, such as PrintRite3D®, will be required to assure consistent quality in heterogeneous factories.

B-3

PrintRite3D® Technology and Product Family

PrintRite3D® is an interactive in-process quality assurance system that combines inspection, feedback, data collection and critical analysis. It is a platform-independent solution that can be installed as a retrofit to an existing 3D printer or requested as a factory option from select 3D printer OEMs. PrintRite3D® provides a high-fidelity, accurate system that can confidently scale to multi-laser 3D metal printers. The PrintRite3D® system discovers potential anomalies and incorporates machine learning in conjunction with developed metrics to map those metrics to the post-process data. This provides the ability to reduce post-production testing and costs, while creating a certification framework that serves the needs of end-users, printer manufacturers, and standards organizations.

The Company currently offers three versions of PrintRite3D® for Laser Bed Fusion Systems: (1) PrintRite3D® Lite which has a smaller footprint and is geared towards single-laser machines for Research and Development, or small production lots. (2) PrintRite3D® Pro, for single, dual and quad laser machines and is suited well for environments with less than 10 machines, and (3) PrintRite3D® Enterprise for plant-wide networks. PrintRite3D® Lite expands the Company’s addressable market to mid-range 3D printer manufacturers for potential OEM opportunities.

The Company announced in late 2020 PrintRite3D® for Direct Energy Deposition (“DED”), opening up another segment of the market for Sigma to sell and distribute its technology. DED is based on a laser process in which a laser beam generates a melt pool on a substrate. An additional metallic powder material is transported to the melt pool, where it becomes molten. Due to a feed movement, the molten material cools down and welding tracks are formed. By placing weld tracks side-by-side and on top of one another, a build-up is obtained. Three-dimensional structures can then be generated by depositing one layer or track at the top of another previously welded layer or track.

Distribution Methods

Sigma Labs employs a multi-channel distribution model for its IPQA products including a direct sales force, value added resellers (VARs) and 3D printer Original Equipment Manufacturers (OEMs). In 2020, the majority of the Company’s revenue was generated by direct sales in North America and Europe. VARs are currently used in Japan and India. The Company plans to extend its VAR channel outside of North America and Europe. In 2020 the Company moved aggressively to establish and extend relationships with 3D printer OEMs and expects that the percentage of the Company’s revenue coming from OEMs will increase in 2021 and beyond.

The Company markets its products through webinars, email and social media campaigns, and participation, both in person and virtually, in industry events and tradeshows. In addition, the Company collaborates with international standards organizations in the establishment of standards for AM.

Sources and Availability of Parts and Materials

We have important relationships with several suppliers for critical components of our PrintRite3D® systems, in particular optics and data acquisition components, and development of our user interface. To-date, we have not experienced shortages of components, however, in some cases COVID-19 has resulted in increased lead times for certain parts. We manage the risk of component shortages by sourcing backup suppliers, and in the case of our user interface, hiring engineers in-house to support the ongoing development and maintenance.

Agreements with Original Equipment Manufacturers (“OEMs”)

The Company entered into distribution agreements with two international 3D printer OEMs. The Company supports the OEMs with joint marketing programs and field sales and technical support personnel to assist in the sale of its technology. It is the Company’s intent to continue to build the OEM channel through distribution relationships with other 3D printer OEMs in the future.

B-4

Competition and Sigma’s Intellectual Property Safeguards

PrintRite3D® is a third-party, agnostic In-Process Quality Assurance system designed to provide a consistent, standards-based measurement and prediction of quality across a heterogeneous collection of 3D printers. Competition is primarily from the printer OEMs who offer their own monitoring system, usually as a separately priced option to its printers. Sigma believes that the future of AM will consist of factories with various generations of printers from various manufacturers. The primary reasons that global manufacturers will have machines from various vendors is that certain machines and technologies are better suited for different applications than others. Additionally, as the industry progresses, innovation will accelerate, and new leaders will emerge. Finally, many believe that there will be a consolidation of 3D metal manufacturers and the number of vendors will decrease from approximately 50 to a much small number over the next decade. Although standards for monitoring are slowly being set by various international standards organizations, it is highly unlikely that printer OEMs will modify their monitoring systems to work with other OEMs machines. Therefore, we believe that the only way to produce parts with a consistent level of quality is with a third-party, agnostic, standards based IPQA system, such as PrintRite3D®. To the Company’s knowledge, there is no competitor currently offering an IPQA system with similar functionality which has been validated to operate across as many 3D metal printers as PrintRite3D®.

Sigma began its investigation and research into optical and thermal data collection and measurement for quality assurance and intervention approximately 7 years ago and began to develop its intellectual property protection at that time. The international IP law firm, Kilpatrick Townsend, has advised the Company on building a patent portfolio, trade secrets, trademarks, etc. and filed and prosecuted patents as the Company has grown its body of intellectual property.

Sigma Labs, Inc. Patent Portfolio
Jurisdiction	Granted	In Process	Total
US	13	14	27
PCT	-	1	1
EP	-	4	4
Germany	-	6	6
China	1	3	4
Japan	-	1	1
Korea	-	1	1
Total	14	30	44

Based upon the evidence of competitors’ claims received by Sigma to-date, it appears to us that Sigma’s solution to the quality problems of 3D metal printing is a significantly different technological approach than that of our principal known competition. It continues to appear to the Company that the intellectual property protection of PrintRite3D®’s acuity, meaningful metrics of thermal data correlated to part quality, and usability of its software accord Sigma freedom to operate with its technology and will be a significant barrier to entry to competitors attempts to pursue the technology path traveled by Sigma.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

The Offering

The June 2018 warrants were sold and issued in our public offering completed on June 26, 2018, and the March 2019 warrants were sold and issued in our public offering completed on March 15, 2019. See the “Plan of Distribution” section in this prospectus supplement for more information regarding this offering.

B-5

Issuer	Sigma Labs, Inc.

Shares offered by us	88,911 shares of our common stock issuable upon exercise of Warrants previously issued. The June 2018 Warrants have an exercise price of $10.80 and the March 2019 Warrants have an exercise price of $16.10. The Warrants have been exercisable since the dates of issuance, and will expire five years from the dates of issuance.

Shares outstanding	10,493,598(1)

Shares outstanding following this offering if all Warrants are exercised	10,582,509 shares assuming all Warrants are exercised in full and without giving effect to any other issuances of common stock subsequent to May 31, 2021

Use of proceeds	We intend to use the net proceeds of any exercises of the Warrants pursuant to this offering to augment our working capital and for general corporate purposes

Trading	Our common stock is traded on The NASDAQ Capital Market under the symbol “SGLB”

(1)	As of May 31, 2021, and does not include (i) a total of 854,747 shares of common stock issuable upon the exercise of outstanding options (having a weighted-average exercise price of $4.83 per share); (ii) a total of 3,987,931 shares of common stock issuable upon the exercise of outstanding warrants (having a weighted average exercise price of $6.10 per share); (iii) a total of 62,832 shares of common stock issuable upon conversion of all of the shares of the Company’s Series D Preferred Stock based on a conversion price of $2.50; (iv) a total of 61,651 shares issuable upon the conversion of all of the shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), based on a conversion price of $10.30; (v) 14,568 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock, and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10; and (vi) 11,016 shares of our common stock reserved for issuance in connection with future awards under our 2013 equity incentive plan.

RISK FACTORS

Investing in our common stock involves significant risks. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, as well as the factors discussed below.

Risks Associated With Our Common Stock

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share that you may pay for the shares of our common stock offered hereby. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share that you may pay for the shares of our common stock offered hereby.

B-6

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock.

The market price of our common stock has ranged from a low of $1.95 per share to a high of $9.75 per share during the 52 weeks ending May 31, 2021, and it may continue to experience significant volatility from time to time. Factors that may affect the market price of our common stock include the following:

●	delays or failures in the commercialization of our current or future products and services;

●	quarterly variations in our results of operations or those of our competitors;

●	changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our products or services;

●	announcements by us or our competitors of new products and services, significant contracts, commercial relationships, acquisitions or capital commitments;

●	adverse developments with respect to our intellectual property rights;

●	commencement of litigation involving us or our competitors;

●	any major changes in our board of directors or management;

●	market conditions in our industry; and

●	general economic conditions in the United States and abroad.

Our outstanding options and warrants and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of May 31, 2021, we had outstanding derivative securities which, if exercised or converted, could result in the issuance of up to 4,981,726 shares of our common stock. These derivative securities or any other derivative securities that we may grant or issue in the future could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of such securities can be expected to exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding derivative securities. The issuance of shares upon the exercise or conversion of outstanding derivative securities will also dilute the ownership interests of our existing security holders.

Our anti-takeover measures may make it more difficult to change our management, or may discourage others from acquiring us, and thereby adversely affect stockholder value.

As discussed below, under “DESCRIPTION OF CAPITAL STOCK – Anti-Takeover Effects of Certain Provisions of Our Charter Documents,” our Articles of Incorporation and Bylaws have provisions that could delay or prevent changes to control or changes in our management without the consent of our Board of Directors. These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our security holders. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

B-7

We do not expect to pay any cash dividends on our common stock.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, our holders of common stock will not realize a return on their investment in our common stock except to the extent of any appreciation in the value of our common stock. Our common stock may not appreciate in value, or may decline in value.

Risks Associated With This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the stock you purchase.

If the exercise price per share of the Warrants is higher than the net tangible book value per share of our common stock when you exercise your Warrants, you will suffer immediate dilution in the net tangible book value of the common stock you acquire on exercise. See “Dilution” in this prospectus for a more detailed discussion of the dilution you may incur if you exercise your Warrants.

Our management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not benefit from the manner in which our management chooses to allocate and spend the net proceeds.

You may not be able to resell your warrants.

There is no established trading market for the Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your Warrants. If your Warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the Warrants.

Investors will have no rights as a common stockholder with respect to their warrants until they exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to the shares of our common stock underlying your Warrants except as set forth in the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the exercise price per share paid in connection with any exercise of your Warrants. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the exercise price per share of the Warrants.

USE OF PROCEEDS

We do not know whether any of the Warrants will be exercised or, if any of the Warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the Warrants may expire and never be exercised, or that the current exercise price of the Warrants may be reduced as a result of subsequent events that would trigger applicable adjustments under the Warrants. Also, as discussed in the “Description of Securities —Warrants” section of this prospectus, there are certain circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We estimate that the maximum net proceeds that we may receive from the exercise of the Warrants, assuming the exercise, in full, of the Warrants will be approximately $1,182,966.

We currently intend to use the net proceeds from the exercise of the Warrants, if any, to augment our working capital and for general corporate purposes.

B-8

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

Our net tangible book value as of March 31, 2021 was approximately $1.21 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the issuance of shares of our common stock upon the exercise, in full, of the June 2018 Warrants with a current exercise price of $10.80 per share and of the March 2019 warrants with a current exercise price of $16.10 per share, and before deducting estimated offering expenses payable by us, we would have had a net tangible book value as of March 31, 2021 of $13,840,330, or $1.31 per share of common stock. This represents an immediate increase in the net tangible book value of $0.10 per share to our existing stockholders and an immediate dilution in net tangible book value of $12.00 per share to purchasers of shares of our common stock in this offering. The following table illustrates this per share dilution:

Weighted average exercise price per share	$13.31
Net tangible book value per share as of March 31, 2021	$1.21
Increase per share attributable to this offering	$0.10

As adjusted net tangible book per share after this offering		$1.31

Net dilution per share to investors		$12.00

The number of shares of common stock shown above to be outstanding after this offering is based on 10,493,598 shares outstanding as of May 31, 2021 and excludes (i) a total of 854,747 shares of common stock issuable upon the exercise of outstanding options (having a weighted-average exercise price of $4.83 per share); (ii) a total of 3,987,931 shares of common stock issuable upon the exercise of outstanding warrants (having a weighted average exercise price of $6.10), (iii) a total of 62,832 shares of common stock issuable upon conversion of all of the shares of the Company’s Series D Preferred Stock based on a conversion price of $2.50; (iv) a total of 61,651 shares issuable upon the conversion of all of the shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), based on a conversion price of $10.30; (v) 14,568 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock, and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10, and (vi) 11,016 shares of our common stock reserved for issuance in connection with future awards under our 2013 equity incentive plan.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock other than the Warrants. The exercise of outstanding options and warrants having an exercise price less than the exercise price of the Warrants will further increase dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, and current and anticipated cash needs.

B-9

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our amended and restated articles of incorporation and our restated by-laws, which are filed with or incorporated by reference in the registration statement relating to this offering filed by us with the SEC. The summary below is also qualified by reference to the provisions of applicable Nevada corporation law.

Authorized Capital Stock

We are presently authorized to issue 24,000,000 shares of common stock, $0.001 par value per share, of which 10,493,598 shares were outstanding as of May 31, 2021. We are presently authorized to issue 10,000,000 shares of $0.001 par value preferred stock, of which 1,610,000 shares have been designated “Series A Preferred Stock,” 1,000 shares have been designated “Series B Convertible Preferred Stock,” 1,500 shares have been designated “Series C Convertible Preferred Stock,” 7,796 shares have been designated as “Series D Convertible Stock” and 500 shares have been designated as “Series E Convertible Stock.” As of the date hereof, we had no shares of Series A Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Stock and 132 Series D Convertible Preferred Stock issued and outstanding, and 333.33 shares of Series E Convertible Preferred Stock is issued and outstanding.

Common Stock

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have pre-emptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

In connection with our underwritten public offering of equity securities on February 21, 2017, we created a series of Preferred Stock called “Series A Preferred Stock.” None of such shares were issued in such offering. In our April 6, 2018 private placement, we issued 1,000 shares of Series B Preferred Stock (“Series B Preferred”), which were convertible into 100,000 shares of common stock. All shares of our Series B Preferred have been converted. In our June 26, 2018 public offering of equity securities, we issued 350 shares of Series C Preferred Stock which were initially convertible into 35,000 shares of common stock. Accordingly, as of the date of this prospectus, all shares of such preferred stock have been fully converted. In connection with the private placements occurring on January 27, 2020, we created two new series of Preferred Stock: the Series D Preferred Stock and the Series E Preferred Stock. As of the date hereof, no shares of Series D Preferred Stock and 333.33 shares of Series E Preferred Stock are issued and outstanding.

B-10

Under the Certificate of Designations for the Series D Preferred Stock, the Series D Preferred Stock has an initial stated value of $1,000 per share (the “Stated Value”). Dividends accrue at a dividend rate of 9% per annum (subject to increase upon the occurrence (and during the continuance) of certain triggering events described therein) will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series D Preferred Shares by said amount. The holders of the Series D Preferred Shares will have the right at any time to convert all or a portion of the Series D Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at the conversion price then in effect, which is $2.50 (subject to adjustment for stock splits, dividends, recapitalizations and similar events and full ratchet price protection). In addition, a holder may at any time, alternatively, convert all, or any part, of its Series D Preferred Shares at an alternative conversion price, which equals the lower of the applicable conversion price then in effect, and the greater of (x) $1.80 and (y) 85% of the average volume weighted average price (“VWAP”) of the Common Stock for a five (5) trading day period prior to such conversion. Upon the occurrence of certain triggering events, described in the Certificate of Designations, including, but not limited to payment defaults, breaches of transaction documents, failure to maintain listing on the Nasdaq Capital Market, and other defaults set forth therein, the Series D Preferred Shares would become subject to redemption, at the option of a holder, at a 125% premium to the underlying value of the Series D Preferred Shares being redeemed.

Under the Certificate of Designations for the Series E Preferred Stock, the Series E Preferred Shares have an initial stated value of $1,500 per share (the “Stated Value”). Dividends at the initial rate of 9% per annum will accrue and, on a monthly basis, shall be payable in kind by the increase of the Stated Value of the Series E Preferred Stock by said amount. The holders of the Series E Preferred Shares have the right at any time to convert all or a portion of the Preferred Shares (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the closing date) into shares of the Company’s Common Stock at an initial conversion rate determined by dividing the Conversion Amount by the Conversion Price ($1.30 above the consolidated closing bid price for the trading day prior to the execution of the Securities Purchase Agreement, dated January 27, 2020, between and the purchasers referenced therein). The Conversion Amount is the sum of the Stated Value of the Series E Preferred Shares then being converted plus any other unpaid amounts payable with respect to the Series E Preferred Shares being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the initial issuance date). The Conversion Rate is also subject to adjustment for stock splits, dividends recapitalizations and similar events.

Anti-Takeover Measures

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

NRS sections 78.378 to 78.3793 provide state regulation over the acquisition of controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our company because in order to be applicable, we would need to have a specified number of Nevada residents as shareholders, and we would have to do business in Nevada directly or through an affiliate.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

Our articles of incorporation and bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

B-11

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

Transfer Agent

The transfer agent and registrar of our common stock is Issuer Direct Corporation. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

DESCRIPTION OF WARRANTS

The following summary of the material terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is part:

Term

Of the June 2018 warrants, 46,887 are exercisable at any time on or before June 26, 2023. Of the March 2019 Warrants, 42,024 are exercisable at any time on or before March 15, 2024.

Exercise Price

The current exercise price of the June 2018 warrants is $10.80 per share and the current exercise price of the March 2019 Warrants is $16.10 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, distributions of assets, reclassifications or similar events affecting our common stock.

Exercisability

The Warrants are exercisable at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

B-12

Cashless Exercise

If, at the time a holder exercises a Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise, either in whole or in part, the net number of shares of common stock determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the Warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock upon the exercise of the Warrants.

Exchange Listing

The Warrants are not listed for trading on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a Warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Sigma Labs, Inc., if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction that is an all-cash transaction, a “going private transaction” or a transaction with a person or entity not traded on an eligible securities market, then we or any successor entity shall pay at the holder’s option, exercisable at any time commencing on the earlier of the public disclosure of the fundamental transaction or the consummation of the fundamental transaction and continuing for 90 days after the public disclosure of the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

Waivers and Amendments

Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of the holders of warrants representing a majority of the shares of our common stock underlying the Warrants then outstanding, except that no such action may increase the exercise price of any Warrant or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of the Warrant.

B-13

PLAN OF DISTRIBUTION

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding Warrants. The June 2018 Warrants were offered and sold by us pursuant to a prospectus supplement dated June 22, 2018. The March 2019 Warrants were offered and sold by us pursuant to a prospectus supplement dated March 13, 2019. The ongoing offer for sale by us of the shares of our common stock issuable upon exercise of the Warrants is being made pursuant to this prospectus. Shares of common stock issuable upon exercise of the outstanding Warrants will be listed on The NASDAQ Capital Market under the symbol “SGLB.”

All of the Warrants are outstanding, and no additional Warrants will be issued. We will deliver shares of our common stock upon exercise of a Warrant, in whole or in part. We will not issue fractional shares. Each Warrant contains instructions for exercise. In order to exercise a Warrant, the holder must deliver to us, or our transfer agent, the information required by the Warrants, along with payment of the exercise price for the shares to be purchased. The common stock will be distributed to Warrant holders who exercise the Warrants and deliver payment of the purchase price, in accordance with the terms of the Warrants.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers such as us that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and may obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Information about us is also available at our website at www.sigmalabs.com; however, information on our website is not incorporated into this prospectus and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus supplement the following documents that we have filed, or will file, with the SEC:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;

●	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on April 22,2021;

●	our Current Reports on Form 8-K filed with the SEC on January 12, 2021, March 30, 2021 and May 25, 2021,

●

the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or reports filed for the purpose of updating such description.

●	Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the Form S-3 Registration Statement and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing with the SEC.

B-14

You may request a copy of any of these filings from us at no cost by writing or calling our Chief Executive Officer at the following address or telephone number: Sigma Labs, Inc.; 3900 Paseo del Sol, Santa Fe, New Mexico 87507; (505) 438-2576.

Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into the Form S-3 Registration Statement. Any statement contained in the Form S-3 Registration Statement or in a document incorporated by reference into the Form S-3 Registration Statement will be deemed to be modified or superseded for purposes of the Form S-3 Registration Statement to the extent that a statement contained in the Form S-3 Registration Statement or in any other subsequently filed document that is incorporated by reference into the Form S-3 Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Form S-3 Registration Statement.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by TroyGould PC, Los Angeles, California. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock.

EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2020 and December 31, 2019, and for the years then ended, which are incorporated into this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

[BASE PROSPECTUS TO BE INCLUDED IN FINAL PROSPECTUS SUPPLEMENT FILED PURSUANT TO RULE 424(b)(2)]

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PROSPECTUS SUPPLEMENT

SIGMA LABS, INC.

88,911 Shares of Common Stock

Issuable Upon Exercise of Warrants Previously Issued

The date of this prospectus is            , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We estimate that the expenses incurred in connection with the distribution described in this registration statement will be as set forth below. We will bear all of such expenses.

SEC registration fee		$5,584.07
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	Estimated expenses, if any, not presently known.

Item 15.	Indemnification of Directors and Officers.

Pursuant to our amended and restated articles of incorporation, none of our directors or officers will have any personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. Furthermore, we have entered into indemnification agreements with our directors and officers that, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers.

Item 16.	Exhibits.

A list of exhibits filed with this Registration Statement on Form S-3 is set forth in the Exhibit Index and is incorporated by reference into this Item 16.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico, on June 11, 2021.

SIGMA LABS, INC.

By:	/s/ Mark Ruport
Mark Ruport
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Ruport as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including pre-effective amendments and post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, to this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 11, 2021.

Signature	Title

/s/ Mark K. Ruport	President and Chief Executive Officer
Mark K. Ruport	(Principal Executive Officer)

/s/ Frank Orzechowski	Chief Financial
Frank Orzechowski	(Principal Financial and Accounting Officer)

/s/ Salvatore Battinelli	Director
Salvatore Battinelli

/s/ Dennis Duitch	Director
Dennis Duitch

/s/ John Rice	Director, Chairman
John Rice

/s/ Kent Summers	Director
Kent Summers

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EXHIBIT INDEX

Exhibit Number	Description of Document
Exhibit Number	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of the Company, as amended (filed by the Company as Exhibit 3.1 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).
3.2	Certificate of Correction to Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on May 25, 2011 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 1, 2011, and incorporated herein by reference).
3.3	Articles of Merger (filed as Exhibit 3.3 to the Company’s Form 10-K, filed on March 16, 2016, for the fiscal year ended December 31, 2015, and incorporated herein by reference).
3.4	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 21, 2016, and incorporated herein by reference).
3.5	Certificate of Change Pursuant to NRS 78.209 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
3.6	Certificate of Change Pursuant to NRS 78.209. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 28, 2020, and incorporated herein by reference).
3.7	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 24, 2021 and incorporated herein by reference).
3.8	Certificate of Designation of Rights, Preference and Privileges of Series A Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 21, 2017, and incorporated herein by reference).
3.9	Certificate of Designation of Rights, Preference and Privileges of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
3.10	Certificate of Designation of Rights, Preference and Privileges of Series C Convertible Preferred Stock of Sigma Labs, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 26, 2018, and incorporated herein by reference).
3.11	Certificate of Designations (Series D Convertible Preferred Stock) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 30, 2020 and incorporated herein by reference).
3.12	Certificate of Designations (Series E Convertible Preferred Stock) (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed January 30, 2020 and incorporated herein by reference).
3.13	Amended and Restated Bylaws of the Company, as amended (filed by the Company as Exhibit 3.12 to the Company’s Form 10-K filed March 24, 2021, and incorporated herein by reference).
3.14	Certificate of Designations regarding the rights, preferences, privileges and restrictions with respect to any preferred stock issued under this registration statement.*
4.1	Specimen Certificate Evidencing Shares of Common Stock of Sigma Labs, Inc. (previously filed by the registrant with the SEC on July 28, 2016 as Exhibit 4.1 to the Registration on Form S-1, and incorporated herein by reference)
4.2	Form of Preferred Stock Certificate*
4.3	Form of Indenture (filed with this Registration Statement)
4.4	Form of Debt Security*
4.5	Form of Warrant*
4.6	Form of Warrant Agreement*
4.7	Form of Unit Agreement*
4.8	Form of Common Stock Purchase Warrant.(filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2018, and incorporated herein by reference).
4.9	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2019, and incorporated by reference).
5.1	Opinion of TroyGould PC (filed herewith).
23.1	Consent of Haynie & Company (filed herewith)
23.2	Consent of TroyGould PC (included in Exhibit 5.1).
24.1	Powers of Attorney (included on page II-5).

* To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

** To be filed, if applicable, subsequent to the effectiveness of this registration statement under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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